EXHIBIT  23.1





ACCOUNTANTS'  CONSENT



The  Board  of  Directors
I-Sites,  Inc.
Miami,  Florida

     We consent to the use of our report dated February 18, 2002 relating to the balance sheets as of December 31, 2001 and 2000 and the related statements of operations, stockholders equity and cash flows for the fiscal years ended December 31, 2001 and 2000 and the period from April 9, 1999 (inception) to December 31, 2001, and to the use of our name under the caption of "Experts" in the Registration Statement on Form SB-2 of I-Sites, Inc.


Siegelaub,  Lieberman  &  Associates,  P.A.
Coral  Springs,  Florida
February  11,  2003